UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 1, 2008

QLT Inc.
(Exact name of Registrant as Specified in its Charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	000-17082 (Commission File Number)	N/A (I.R.S. Employer Identification No.)
887 Great Northern Way, Suite 101, Vancouver, B.C.
Canada, V5T 4 T5
(Address of Principal Executive Offices)
(604) 707-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☑     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On December 1, 2008, QLT Inc. (“QLT”) issued a press release announcing its plans to commence a modified “Dutch Auction” tender offer (the “Tender Offer”) in which it intends to offer to purchase a number of shares of its common stock that does not exceed an aggregate purchase price of US$50 million. Under the terms of the Tender Offer, QLT’s shareholders will have the opportunity to tender all or a portion of their shares at a price not less than US$2.20 per share and not greater than US$2.50 per share. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

99.1	Press Release of QLT Inc. dated December 1, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC.
Date: December 1, 2008	By:	/s/ Cameron Nelson
		Name:	Cameron Nelson
		Title:	Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of QLT Inc. dated December 1, 2008.